THIS DOCUMENT IS A CONFORMING ELECTRONIC COPY OF THE DEFINITIVE PROXY STATEMENT FILED IN PAPER ON DECEMBER 21, 1993


                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant /X/

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          DEKALB GENETICS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                BOWNE OF CHICAGO
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                   $125.00
- ----------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
                                   DEF 14A
- ----------------------------------------------------------------------------

     (3) Filing party:
                         DEKALB GENETICS CORPORATION
- ----------------------------------------------------------------------------

     (4) Date filed:
                                   12/21/93
- ----------------------------------------------------------------------------

- -------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                          DEKALB GENETICS CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 18, 1994

     The Annual Meeting of Stockholders of DEKALB Genetics Corporation (the "Company") will be held at the DeKalb County Farm Bureau, 315 N. Sixth Street, DeKalb, Illinois 60115, on Tuesday, January 18, 1994 at 8:30 a.m., Central Standard Time, for the following purposes:

          (1) To elect three directors.

          (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors and certain other information.

     Only stockholders holding shares of Class A Common Stock of record at the close of business on November 30, 1993 will be entitled to vote at the meeting.

     Class A Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                          By Order of the Board of Directors

                                          John H. Witmer, Jr., Secretary

December 13, 1993

                          DEKALB GENETICS CORPORATION
                               3100 SYCAMORE ROAD
                             DEKALB, ILLINOIS 60115

                               ------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of DEKALB Genetics Corporation (the "Company") to be held on January 18, 1994, or at any adjournment or adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are located at 3100 Sycamore Road, DeKalb, Illinois 60115.

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing with him a later dated proxy. All shares of the Company's Class A Common Stock, without par value, represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies and this Proxy Statement are being sent to stockholders on or about December 13, 1993.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of Class A Common Stock of record at the close of business on November 30, 1993 will be entitled to vote at the meeting. At the record date, there were outstanding 803,663 shares of Class A Common Stock. In addition, the Company had outstanding at such date 4,335,733 shares of Class B Common Stock not entitled to vote. Each share of Class A Common Stock is entitled to one vote upon each matter to be voted on at the meeting. Stockholders do not have the right to cumulate votes in the election of directors.

                     COST AND METHOD OF PROXY SOLICITATION

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of the Company's Class A Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

                INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND
                  OTHER DIRECTORS WHO WILL CONTINUE IN OFFICE

     At the meeting, three directors are to be elected to the class of directors whose terms expire in 1997. One nominee for director named herein (Richard O.
Ryan) will, if elected, be eligible to serve until that time or until his successor is duly elected and qualified. The remaining two nominees named herein (Charles C. Roberts and Paul F. Cornelsen) will, if elected, be eligible to hold office for one year or, in each case, until his successor is duly elected and qualified. Because Charles C. Roberts will become 70 years of age during 1994, in accordance with the By-Laws of the Company, he will not be eligible to serve for more than one year. Paul F. Cornelsen will become 70 years of age during December 1993; however, in accordance with the provisions of the By-Laws of the Company, the Board of Directors waived the age limitation to permit Mr. Cornelsen to serve an additional year.

     Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of the three persons named as nominees below, each of whom has served continuously as a director of the Company since the date indicated below. Except for John T. Roberts, who was elected a director by the Board of Directors effective July 1, 1993, all incumbent nominees were elected as directors by vote of the stockholders. In the event any of the nominees, all of whom have expressed an intention to serve (as described above) if elected, fail to stand for election, the persons named in the enclosed form of proxy may vote for substitute nominees in their discretion.

     There are eight directors whose present terms of office will continue after the meeting until 1995 or 1996, as indicated below. Each has served continuously as a director of the Company since the date indicated below the particular director's name.

     Also set forth below is the principal occupation of each nominee and continuing director during the past five years.

                   NAME AND PRINCIPAL OCCUPATION                       AGE      DIRECTOR SINCE
- --------------------------------------------------------------------   ---     ----------------
Nominees for Director:
Charles C. Roberts..................................................   69      August 29, 1988
     Mr. Roberts is Chairman of the Executive Committee of the
     Company. He was Vice Chairman of the Executive Committee until
     July 8, 1991, at which time he was appointed to his present position. He is Chairman of the Executive Committee of DEKALB
     Energy Company and he is a director of that company. Mr.
     Roberts is a member of the Compensation Committee.
Paul F. Cornelsen...................................................   69      August 29, 1988
     Mr. Cornelsen is a Management Consultant. He was Chairman and
     Chief Operating Officer of MiTek, Inc. until January 1, 1993, at which time he became self-employed as a management
     consultant with Cornelsen Associates. MiTek, Inc. is a
     manufacturer of fastening devices and machinery for automated building construction. Mr. Cornelsen is a director of Petrolite
     Corporation. He is Chairman of the Compensation Committee.
Richard O. Ryan.....................................................   51      June 15, 1988
     Mr. Ryan is President and Chief Operating Officer of the
     Company. He was elected Executive Vice President and Chief
     Financial Officer of the Company in June 1988 and held those positions until January 1990 when he was elected to his present position.
Directors Whose Terms Expire in 1995:
H. Blair White......................................................   66      August 29, 1988
     Mr. White is a partner in Sidley & Austin, a law firm that provides legal services to the Company. He is a director of
     DEKALB Energy Company, R. R. Donnelley & Sons Company and
     Kimberly-Clark Corporation. Mr. White is a member of the
     Compensation Committee and Chairman of the Audit Committee.

                   NAME AND PRINCIPAL OCCUPATION                       AGE      DIRECTOR SINCE
- --------------------------------------------------------------------   ---     ----------------
Bruce P. Bickner....................................................   50      June 15, 1988
     Mr. Bickner is Chairman and Chief Executive Officer of the
     Company. He was elected Chairman, President and Chief Executive
     Officer of the Company in June 1988. He relinquished the title of President in January 1990. He is Chairman of the Board of
     Directors of DEKALB Energy Company. Mr. Bickner was Chairman of
     the Board and Chief Executive Officer of DEKALB Energy Company
     until he was elected to the additional position of President as of January 1, 1992. He relinquished the positions of President and Chief Executive Officer in November 1992. He is a director of Sandwich Banco, Inc.
Dr. Charles J. Arntzen..............................................   52      August 1, 1990
     Dr. Arntzen is Director, Plant Biotechnology Program, Institute
     of Biosciences and Technology of Texas A & M University. He was
     Deputy Chancellor for Agriculture and Dean of the College of
     Agriculture and Life Sciences of Texas A & M University until
     January 1992, at which time he was appointed to his present position. He was employed by the DuPont Experimental Station as
     Director, Biotechnology Research from January 1987 until March
     1988. He serves as a scientific advisor for several technology companies. Dr. Arntzen is a member of the Audit Committee.
John T. Roberts.....................................................   35      July 1, 1993
     Mr. Roberts is Chief Financial Officer and Treasurer of Quest
     Environmental Resources Corporation, a distributor of
     environmental safety products. He practiced law with a private law firm until September 1989, at which time he became a
     private investor. He assumed his present position in February
     1991. Mr. Roberts is a member of the Audit Committee.
Directors Whose Terms Expire in 1996:
Allan Aves..........................................................   62      August 29, 1988
     Mr. Aves is a farmer and is a director of the Illinois Farm
     Bureau, the former President and a director of the DeKalb
     County Farm Bureau and the former President and Chairman of the
     Board of the American Soybean Association. He is a member of the Audit Committee.
Douglas C. Roberts..................................................   41      August 29, 1988
     Mr. Roberts is Director, U.S. Business Units of the Company's
     seed division. He was Corn Product Director of the Company's seed division until May 21, 1993, at which time he assumed his present position.
Tod R. Hamachek.....................................................   47      June 1, 1992
     Mr. Hamachek is President and Chief Executive officer of
     PENWEST, Ltd., a leading supplier of corn-based specialty
     starch products for the paper industry, food grade starches for the food and confectionery industries, and non-active
     ingredients for the pharmaceutical industry. He is a director of PENWEST, Ltd. and of Northwest Natural Gas Company. Mr.
     Hamachek is a member of the Compensation Committee.
Paul H. Hatfield....................................................   57      October 13, 1992
     Mr. Hatfield is Vice President of Ralston Purina Company and
     President and Chief Executive Officer of Protein Technologies
     International. Protein Technologies International markets soy protein-based food ingredients and is a wholly-owned subsidiary of Ralston Purina Company. He is a member of the Audit
     Committee.

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. During fiscal 1993, the Board of Directors held six meetings. All directors attended at least 75 percent of the aggregate of the Board meetings and the meetings of the committees of which they were members. Directors who are not employees of the Company are paid $13,000 annually, plus $1000 per day for attending meetings of the Board of Directors, $800 per day for attending meetings of the committees of the Board of Directors or for attending other meetings at the request of the Company, plus expenses for attending meetings. An additional fee of $1,000 per year is paid to each of the Chairmen of the Executive, Compensation and Audit Committees.

     Pursuant to the DEKALB Genetics Corporation Director Stock Option Plan (the "Director Plan"), directors who are not officers or employees of the Company may elect to receive options to purchase shares of Class A Common Stock of the Company in lieu of cash compensation ("Director Options"). The number of shares of Class A Common Stock subject to each Director Option shall be equal to the nearest number of whole shares determined by dividing the amount of the Annual Retainer and Meeting Fees by 25 percent of the Fair Market Value (as defined below) of a share of Class A Common Stock on the date of the annual meeting of stockholders of the Company. For purposes of the Director Plan, the "Annual Retainer" is equal to the amount the director will be entitled to receive for serving as a director in the relevant year and the "Meeting Fees" are equal to the amounts the director will be entitled to receive for attendance at all regularly scheduled meetings of the Board of Directors or any committee of the Board of Directors of which he is a member in the relevant year. If a director does not attend such a Board of Directors or committee meeting (including non-attendance because any meeting was not held), he will forfeit that portion of the Director Option related to the Meeting Fees for that meeting. The per share exercise price of the Class A Common Stock subject to each Director Option will be 75 percent of the Fair Market Value of a share of Class A Common Stock on the date prior to the date the Director Option was granted. Under the Director Plan, the "Fair Market Value" of a share of Class A Common Stock is the last price per share at which a share of the Company's Class B Common Stock is sold in the regular way on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the day prior to the day the Director Option is granted, or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.

     The Executive Committee is authorized to act in lieu of the Board between meetings of the Board and recommends to the Board nominees for the Board. The Executive Committee will consider suggestions for Board nominees by shareholders if such suggestions are received in writing by the Secretary of the Company on or before May 31 of each year. The Executive Committee held seven meetings during fiscal 1993.

     The Audit Committee reviews periodically with independent auditors the performance of the services for which such auditors are engaged, including reviewing the scope of the annual audit and its results, reviewing the adequacy of the Company's internal accounting controls with management and auditors, and reviewing fees charged by the Company's independent auditors. The Audit Committee held two meetings during fiscal 1993.

     The Compensation Committee reviews and recommends to the Board of Directors compensation to be paid to senior officers of the Company. During fiscal 1993, the Compensation Committee held four meetings. Certain members of the Board of Directors serve, along with officers of the Company, on committees administering various employee benefit plans of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of November 30, 1993 the beneficial ownership of the Class A and Class B Common Stock of the Company (including shares as to which a right to acquire ownership exists (e.g., through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934) of each director and nominee, the five executive officers named below and all directors and executive officers as a group:

                                                             NUMBER OF SHARES OF COMMON STOCK
                                                            OWNED BENEFICIALLY AND PERCENTAGES
                                                           OF CLASS OUTSTANDING ON NOVEMBER 30,
                                                                        1993(1)(2)
                                                        -------------------------------------------
                                                        CLASS A        %         CLASS B        %
                                                        -------      ------      -------      -----
Charles J. Arntzen(3)................................     4,362        .540           --         --
Allan Aves(4)........................................     7,297        .900           --         --
Bruce P. Bickner(5)..................................    52,348       6.132          100       .002
Paul F. Cornelsen(6).................................     7,190        .887          500       .012
Byron D. Ford(7).....................................     4,667        .578        9,100       .210
Tod R. Hamachek(8)...................................     4,303        .533           --         --
Paul H. Hatfield(9)..................................     3,431        .425           --         --
Roy L. Poage(10).....................................     7,106        .878           --         --
Thomas B. Rice(11)...................................     7,396        .913        3,200       .074
Charles C. Roberts(12)(13)...........................    37,938       4.668       54,944      1.267
Douglas C. Roberts(13)(14)...........................   135,321      16.823       14,021       .323
John T. Roberts(13)(15)..............................   136,280      16.957        6,000       .138
Richard O. Ryan(16)..................................    22,364       2.712        3,150       .073
H. Blair White(17)...................................    15,815       1.948           --         --
All of the above and all other executive officers as
  a group (18 persons)...............................   471,131      49.088       91,590      2.112

- ---------------
 (1) Unless otherwise noted, the named individual has sole voting and investment power with respect to the shares of Class A (voting) Common Stock and sole investment power with respect to the shares of Class B (non-voting) Common Stock listed.

 (2) The Securities and Exchange Commission defines "beneficial owner of a security" as including any person who has sole or shared voting or investment power with respect to such security. At November 30, 1993, all executive officers, the nominees for director and directors as a group (18 persons) owned beneficially 471,131 shares of Class A Common Stock and 91,590 shares of Class B Common Stock. Such shares constituted 49.09 percent of the shares of Class A Common Stock and 2.11 percent of the shares of Class B Common Stock outstanding on such date. Included in these shares are 156,099 shares of Class A Common Stock subject to options that may be exercised on or before January 29, 1994.

 (3) Includes 2,005 shares of Class A Common Stock subject to an option with an option price of $25.12 and 2,357 shares of Class A Common Stock subject to an option with an option price of $21.37, all of which may be acquired on or prior to January 29, 1994.

 (4) Includes 2,005 shares of Class A Common Stock subject to an option with an option price of $25.12; 2,357 shares of Class A Common Stock subject to an option with an option price of $21.37; and 2,785 shares of Class A Common Stock subject to an option with an option price of $20.07, all of which may be acquired on or prior to January 29, 1994.

 (5) Includes 19,070 shares of Class A Common Stock subject to an option with an option price of $10.28; 3,525 shares of Class A Common Stock subject to an option with an option price of $8.88; and 27,405 shares of Class A Common Stock subject to an option with an option price of $17.26, all of which may be acquired on or prior to January 29, 1994. Includes 50 shares of Class A Common Stock and 100 shares of Class B Common Stock held in custodial accounts for the benefit of a dependent child of which Mr. Bickner or his spouse is the custodian.

 (6) Includes 1,910 shares of Class A Common Stock subject to an option with an option price of $25.12; 2,245 shares of Class A Common Stock subject to an option with an option price of $21.37; and 2,935 shares of Class A Common Stock subject to an option with an option price of $20.07, all of which may be acquired on or prior to January 29, 1994.

 (7) Includes 1,800 shares of Class A Common Stock subject to an option with an option price of $26.375; 2,000 shares of Class A Common Stock subject to an option with an option price of $36.75; 1,133 shares of Class A Common Stock subject to an option with an option price of $31.625; and 700 shares of Class A Common Stock subject to an option with an option price of $28.00, all of which may be acquired on or prior to January 29, 1994.

 (8) Includes 1,518 shares of Class A Common Stock subject to an option with an option price of $20.25 and 2,785 shares of Class A Common Stock subject to an option with an option price of $20.07, all of which may be acquired on or prior to January 29, 1994.

 (9) Includes 646 shares of Class A Common Stock subject to an option with an option price of $21.00 and 2,785 shares of Class A Common Stock subject to an option with an option price of $20.07, all of which may be acquired on or prior to January 29, 1994.

(10) Includes 1,000 shares of Class A Common Stock subject to an option with an option price of $2.00; 2,000 shares of Class A Common Stock subject to an option with an option price of $26.375; 1,233 shares of Class A Common Stock subject to an option with an option price of $31.625; and 733 shares of Class A Common Stock subject to an option with an option price of $28.00, all of which may be acquired on or prior to January 29, 1994.

(11) Includes 2,500 shares of Class A Common Stock subject to an option with an option price of $26.375; 3,000 shares of Class A Common Stock subject to an option with an option price of $36.75; 1,533 shares of Class A Common Stock subject to an option with an option price of $31.625; and 917 shares of Class A Common Stock subject to an option with an option price of $28.00, all of which may be acquired on or prior to January 29, 1994.

(12) Charles C. Roberts has shared voting and investment power (with Mary R. Roberts) with respect to 28,888 shares of Class A Common Stock and shared investment power (with Mary R. Roberts) with respect to 8,643 shares of Class B Common Stock. Includes 9,050 shares of Class A Common Stock subject to an option with an option price of $10.28 per share that may be acquired prior to January 29, 1994. As of November 30, 1993, Charles C. Roberts, his spouse and their descendants and their spouses, and trusts created for their benefit, owned an aggregate of 436,225 shares (53.63%) of the Company's then outstanding Class A Common Stock.

(13) Charles C. Roberts is the father of Douglas C. Roberts and John T. Roberts.

(14) Includes 22,618 shares of Class A Common Stock held in trusts for the benefit of the children of Douglas C. Roberts of which he or his spouse is the trustee. Includes 467 shares of Class A Common Stock subject to an option with an option price of $31.625 and 267 shares of Class A Common Stock subject to an option with an option price of $28.00, all of which may be acquired on or prior to January 29, 1994.

(15) Includes 17,259 shares of Class A Common Stock held in trusts for the benefit of some of the children of John T. Roberts of which he or his spouse is the trustee.

(16) Includes 6,500 shares of Class A Common Stock subject to an option with an option price of $10.28 and 14,500 shares of Class A Common Stock subject to an option with an option price of $17.26, all of which may be acquired on or prior to January 29, 1994.

(17) Includes 600 shares of Class A Common Stock as to which investment power is shared. Includes 2,005 shares of Class A Common Stock subject to an option with an option price of $25.12; 2,357 shares of Class A Common Stock subject to an option with an option price of $21.37; and 3,653 shares of Class A Common Stock subject to an option with an option price of $20.07, all of which may be acquired on or prior to January 29, 1994.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of November 30, 1993 the beneficial ownership of the Company's Class A Common Stock of each person known by the Company to own beneficially more than five percent of such class of securities and the percentage of all shares owned beneficially of Class A Common Stock that such number of shares represents:

                                                                         PERCENTAGE
                                                                             OF
                                                                        OUTSTANDING
                                                                         SHARES OF
                                                      SHARES OWNED        CLASS A
      NAME AND ADDRESS                               BENEFICIALLY(1)    COMMON STOCK
- -----------------------------                        ---------------    ------------
Virginia Roberts Holt(2)(3).......................       136,470           16.981%
  2329 Clover Lane
  Northfield, Illinois 60093
John T. Roberts(2)(4).............................       136,280           16.957%
  5959 North New Jersey Street
  Indianapolis, Indiana 46220
Douglas C. Roberts(2)(5)..........................       135,321           16.823%
  1449 Janet Street
  Sycamore, Illinois 60178
Bruce P. Bickner(6)...............................        52,348            6.132%
  11702 Deerpath Road
  Sycamore, Illinois 60178

- ---------------
(1) The Securities and Exchange Commission defines "beneficial owner of a security" as including any person who has sole or shared voting or investment power with respect to such security.

(2) Douglas C. Roberts, Virginia Roberts Holt and John T. Roberts are brothers and sister. Charles C. Roberts is the father of Douglas C. Roberts, Virginia Roberts Holt and John T. Roberts.

(3) Includes 17,598 shares of Class A Common Stock held in trusts for the benefit of some of the children of Virginia Roberts Holt of which she or her spouse is the trustee.

(4) See Note 15 on Page 6.

(5) See Note 14 on page 6.

(6) See Note 5 on page 5.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long term compensation paid by the Company and its subsidiaries for the fiscal years indicated to those persons who were at August 31, 1993 applicable executive officers of the
Company:

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                          ANNUAL COMPENSATION              --------------------------------
                                ----------------------------------------          AWARDS           PAYOUTS
      NAME AND                                             OTHER ANNUAL          NUMBER OF
 PRINCIPAL POSITION                                        COMPENSATION    SECURITIES UNDERLYING     LTIP          ALL OTHER
 AT AUGUST 31, 1993    YEAR       SALARY        BONUS         (1)(2)        OPTIONS GRANTED(3)     PAYOUTS    COMPENSATION (2)(4)
- ---------------------  ----     -----------   ----------   -------------   ---------------------   --------   -------------------
Bruce P. Bickner.....  1993(5)  $266,538.54   $        0    $ 18,092.86                 0          $     0         $9,924.93
Chairman and Chief     1992      169,615.42    25,000.00                           27,405          230,100
 Executive Officer     1991      168,000.00    72,250.82                                0                0
Richard O. Ryan......  1993      214,307.86            0       8,149.00                 0                0          6,922.38
President and Chief    1992      193,261.69    40,000.00                           14,500          333,645
 Operating Officer     1991      190,000.00    72,879.09                                0                0
Thomas B. Rice.......  1993      185,384.64     3,250.00      14,809.41             2,750                0          6,005.17
Senior Vice
 President,            1992      176,615.40    43,653.00                            2,300                0
 Research              1991      175,000.00    28,360.00                                0          178,321
Byron D. Ford........  1993      164,153.92            0       4,285.00             2,100                0          5,415.05
Vice President,
 Marketing             1992      156,430.80    27,547.00                            1,700                0
 and Operations        1991      155,000.00    21,840.00                                0          102,920
Roy L. Poage.........  1993      143,077.16    30,885.50       4,918.00             2,200                0          6,033.98
President, DEKALB      1992      138,000.00    65,800.00                            1,850                0
 Swine Breeders, Inc.  1991      130,000.00    70,000.00                                0                0

- ---------------
(1) Other Annual Compensation for fiscal 1993 arose from the following sources:
     Taxable income for executive car participants (Mr. Bickner -- $8,054, Mr. Ryan -- $8,149, Mr. Rice -- $1,290, Mr. Ford -- $4,285, Mr. Poage --
     $4,918); Personal use of company airplane for Mr. Bickner of $10,038.86 (pursuant to Compensation Committee guidelines); and taxable income for travel by Mr. Rice of $13,519.41.

(2) In accordance with the rules of the Securities and Exchange Commission, amounts of "Other Annual Compensation" and "All Other Compensation" are excluded for fiscal years 1992 and 1991.

(3) No restricted stock or stock appreciation rights (SARs) were awarded to the named officers or any other employee during fiscal 1993.

(4) All Other Compensation for fiscal 1993 arose from the following sources:
     Company contributions to the Company's Deferred Compensation Plan (Mr. Bickner -- $3,474.56, Mr. Ryan -- $1,640.17, Mr. Rice -- $1,007.18, Mr.
     Ford -- $744.00, Mr. Poage -- $496.72); Company contributions to the Company's Savings and Investment Plan (Mr. Bickner -- $4,497.00, Mr. Ryan -- $4,789.10, Mr. Rice -- $4,651.85, Mr. Ford -- $4,180.64, Mr. Poage --
     $4,722.10); reimbursement for life insurance premiums (Mr. Bickner -- $513.54, Mr. Ryan -- $493.11, Mr. Rice -- $346.14, Mr. Ford -- $490.41, Mr.
     Poage -- $815.16); reimbursement for split dollar life insurance premium (Mr. Bickner -- $820.48); taxable income for group life insurance (Mr. Bickner -- $619.35).

(5) Prior to October 1, 1992, Mr. Bickner spent approximately 50 percent of his time as an employee of the Company and 50 percent of his time as an employee of DEKALB Energy Company. In October 1992, he began to increase the amount of time worked for the Company so that since January 1, 1993 he has worked full-time for the Company. His compensation was increased to reflect that change.

                        OPTION GRANTS DURING FISCAL 1993

     The following table sets forth the number of shares of Class A Common Stock that were granted subject to options to the applicable executive officers of the
Company:

                                                         INDIVIDUAL GRANTS
                                 -----------------------------------------------------------------
                                                         PERCENTAGE OF
                                                          TOTAL SHARES
                                 NUMBER OF SECURITIES      GRANTED TO      EXERCISE
                                  UNDERLYING OPTIONS       EMPLOYEES       PRICE PER    EXPIRATION       GRANT DATE
     NAME                             GRANTED(1)         IN FISCAL 1993      SHARE         DATE       PRESENT VALUE(2)
- ---------------                  --------------------    --------------    ---------    ----------    ----------------
Thomas B. Rice................           2,750                5.72%         $ 28.00       10/12/02        $ 34,403
Byron D. Ford.................           2,100                4.37%         $ 28.00       10/12/02          26,271
Roy L. Poage..................           2,200                4.58%         $ 28.00       10/12/02          27,522

- ---------------
(1) These options to purchase Class A Common Stock of the Company were granted under the Company's Long-Term Incentive Plan (LTIP) at an exercise price of 100 percent of fair market value on the date of grant. The options are exercisable over a period of not more than ten years from the date of grant. Vesting is over a three-year period from the date of grant with one-third of the options vested on October 13, 1993, two-thirds vested on October 13, 1994 and 100 percent vested on October 13, 1995. All fiscal 1993 stock option grants to executive officers were made effective October 13, 1992.

(2) Black-Scholes option pricing method has been used to calculate present value as of the date of grant. The present value as of the date of grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, stock price volatility and dividend yield. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend on the market price of the Company's Common Stock on the date of exercise.

               AGGREGATED OPTION EXERCISES DURING FISCAL 1993 AND
                       FISCAL 1993 YEAR-END OPTION VALUES

     The following table sets forth the number of shares of Class A and Class B Common Stock that were purchased pursuant to options exercised, and the number and value of shares subject to unexercised options at August 31, 1993, each as it relates to the applicable executive officers:

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                   OPTIONS HELD AT                    OPTIONS AT
                                 SHARES                           AUGUST 31, 1993(4)            AUGUST 31, 1993(1)(2)
                                ACQUIRED         VALUE       ----------------------------    ----------------------------
      NAME                     ON EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------              -----------    -----------    -----------    -------------    -----------    -------------
Bruce P. Bickner............        -0-               -0-       50,000            -0-         $ 512,148          -0-
Richard O. Ryan.............        -0-               -0-       21,000            -0-         $ 192,160          -0-
Thomas B. Rice..............        -0-               -0-        6,267          4,283               -0-          -0-
Byron D. Ford...............        -0-               -0-        4,367          3,233               -0-          -0-
Roy L. Poage................      2,463(3)    $ 70,195.50        3,617          3,433         $  22,250          -0-

- ---------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

(2) Assumed August 31, 1993 fair market value of $24.25 per share of Class B Common Stock.

(3) The shares acquired upon exercise consisted of 500 shares of Class A Common Stock and 1,963 shares of Class B Common Stock.

(4) Neither the named officers nor any employee of the Company have any outstanding SARs.

             LONG-TERM INCENTIVE PLANS -- AWARDS DURING FISCAL 1993

     The following table sets forth the Long-Term Incentive Plan awards made during fiscal 1993 to the applicable executive officers of the Company:

                                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                            NUMBER OF        PERFORMANCE       NON-STOCK PRICE BASED PLANS
                                        PERFORMANCE UNITS    PERIOD UNTIL    -------------------------------
                NAME                      AWARDED(1)(2)       MATURATION     THRESHOLD    TARGET     MAXIMUM
                                        -----------------    ------------    ---------    -------    -------
Thomas B. Rice.......................         22,900           08/31/95         -0-       $22,900    $45,800
Byron D. Ford........................         17,300           08/31/95         -0-       $17,300    $34,600
Roy L. Poage.........................         18,200           08/31/95         -0-       $18,200    $36,400

- ---------------
(1) These Long-Term Incentive Plan (LTIP) awards are performance units covering the performance during the 1993, 1994 and 1995 fiscal years. The targeted value of each performance unit is $1.00 with a maximum payout of $2.00 per unit. The performance units vest over a three-year period with one-third vesting at the end of the first year, one-third vesting at the end of the second year and the final third vesting at the end of the third year. For Mr. Rice and Mr. Ford, fifty-five percent of the payout is based on worldwide return on assets of the seed division, 35 percent is based on worldwide corn market share of the seed division and 10 percent is based on U.S. customer retention by the seed division. For Mr. Poage, 50 percent of the payout is based on return on assets of the swine division and 50 percent is based on swine breeding stock sales.

(2) Only Performance Units and stock options have been awarded under the Long-Term Incentive Plan to any executive officer during fiscal 1993.

                              OPTION/SAR REPRICING

     No stock options or any other long-term incentives awarded to the applicable executive officers or any other company employee were repriced during fiscal 1993.

           ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE

     The following table sets forth the estimated annual retirement benefits payable upon retirement pursuant to the Company's retirement plans for the indicated levels of renumeration and years of service for the applicable executive officers of the Company:

                                                           YEARS OF SERVICE
               FINAL AVERAGE           --------------------------------------------------------
                COMPENSATION              10          15          20          25          30
        ----------------------------   --------    --------    --------    --------    --------
        $150,000....................   $ 30,000    $ 45,000    $ 60,000    $ 75,000    $ 90,000
         175,000....................     35,000      52,500      70,000      87,500     105,000
         200,000....................     40,000      60,000      80,000     100,000     120,000
         225,000....................     45,000      67,500      90,000     112,500     135,000
         250,000....................     50,000      75,000     100,000     125,000     150,000
         275,000....................     55,000      82,500     110,000     137,500     165,000
         300,000....................     60,000      90,000     120,000     150,500     180,000
         325,000....................     65,000      97,500     130,000     162,500     195,000
         350,000....................     70,000     105,000     140,000     175,000     210,000
         375,000....................     75,000     112,500     150,000     187,500     225,000
         400,000....................     80,000     120,000     160,000     200,000     240,000
         425,000....................     85,000     127,500     170,000     212,500     255,000
         450,000....................     90,000     135,000     180,000     225,000     270,000
         475,000....................     95,000     142,500     190,000     237,500     285,000
         500,000....................    100,000     150,000     200,000     250,000     300,000

     The defined benefit plan for executives is based upon the average annualized salary (consisting of salary and bonus) of the last 36 months prior to retirement. Such amounts for each of the named officers are set forth in the summary compensation table, except that for Mr. Bickner the amounts are $444,867.50, $348,515.42 and $348,388.54 for fiscal years 1991, 1992 and 1993, respectively.

     The credited years of service for each of the named executive officers is:

            Bruce P. Bickner...............................................    18
            Richard O. Ryan................................................    14
            Thomas B. Rice.................................................    17
            Byron D. Ford..................................................     5
            Roy L. Poage...................................................    30

     The benefits are calculated by determining the average annualized earnings of the applicable 36 months and multiplying this by the number of years of service times two percent. This obligation will be reduced by social security benefits, qualified pension plan benefits and benefits from a profit sharing plan previously provided by the Company. The benefit table assumes that the participant will retire at age 65. If not, the benefit will be reduced by three percent for every year retirement takes place before age 65.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into written employment agreements with each of the five named executive officers. Each employment agreement provides for a one year term (in the case of Messrs. Bickner and Ryan they are subject to successive one-year extensions unless notice of termination is given) and provides for the following base salaries for fiscal 1994 to be paid to the executive officers:
Mr. Bickner ($267,700), Mr. Ryan ($195,300), Mr. Rice ($170,000), Mr. Ford
($150,000) and Mr. Poage ($143,500). Those executive officers will have Company performance-related bonus opportunities which could be as high as $260,325, $162,750, $61,250, $78,750 and $95,375, respectively. The agreements for Messrs. Bickner, Ryan, Rice and Ford provide that if the executive officer is terminated prior to the expiration of the term of the agreement for other than cause (as defined therein), such executive officer will also be entitled to termination pay equal to, in the case of Messrs. Bickner and Ryan, one year's base salary beyond the termination date and in the case of Messrs. Rice and Ford, six months beyond the termination date. Mr. Poage would receive the Company's standard severance pay.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     With input on competitive and recommended practices from external independent consultants, the Compensation Committee of the Board of Directors has overseen the development and implementation of Company compensation programs which seek to enhance Company profitability and shareholder value. The Company's objective is to closely align the senior managers' financial interests with those of the Company's shareholders. DEKALB subscribes to a total compensation theory in which base salary, annual bonus, benefits, prerequisites and long-term incentives as components of the compensation package are considered individually and in total. The Company considers three factors in determining the levels and proportions of these compensation components for executive managers.

     The most important element is the Company's past and expected financial performance and whether bonus payments are consistent with shareholder return. Primary factors in determining shareholder return are net earnings, return on assets and the accomplishment of specific strategic objectives that will enhance earnings and asset return. These specific strategic objectives include goals such as market share gains, new product development, strategic plan development and marketing plan accomplishment.

     Secondly, consideration is given to the competitive practice of like-sized companies and similar industries for paying positions with equivalent responsibilities. The Company uses both a seed industry survey and general industry surveys in determining external pay levels. The seed industry survey is conducted by the American Seed Trade Association ("ASTA") and covers pay practices of 24 competitive seed companies. The primary general industry compensation surveys used are conducted by William M. Mercer, Inc. and Hewitt Associates. Emphasis is placed on companies with $200-500 million in annual sales.

     The Company's compensation goal is to target its executives to be paid competitive rates when performance expectations are met and above competitive levels when expectations are exceeded. DEKALB targets its executives to be paid between the 50th and 75th percentile of competitive rates when performance expectations are met. As a guideline, no bonus will be awarded until 80 percent of the related objective has been reached. At that level of performance, approximately 50 percent of bonus target will be paid. Bonus payments will increase until 100 percent of target is paid at 100 percent objective accomplishment. Performance in excess of the objective will earn a bonus payment over target. Base salaries are normally at or about the 50th percentile of competitive practice. The portion of annual cash compensation subject to performance bonus accomplishment is normally at or greater than the competition.

     Finally, internal pay equity within the Company between executive positions is considered. Individual performance, responsibility level and length of time in position are all factors in determining placement within the appropriate salary range. Major determinants of responsibility level are size of assets managed and the ability to influence profitability.

     Criteria for determining fiscal 1993 annual performance bonuses for the named officers included earnings, profit contribution, market share, return on assets and specific individual objectives.

     The following table summarizes fiscal 1993 bonus opportunities and criteria for the named officers:

                                                                  CRITERIA AS A PERCENT OF BONUS TARGET
                              1993 BONUS     -------------------------------------------------------------------------------
                               TARGET AS                                       PERCENT
                              PERCENT OF        NET      U.S. SEED PROFIT   INTERNATIONAL   SWINE      SWINE      INDIVIDUAL
                              TOTAL CASH     CORPORATE   CONTRIBUTION AND      PROFIT       NOPAT    BREEDING     STRATEGIC
      NAME                   COMPENSATION    EARNINGS      MARKET SHARE     CONTRIBUTION    RETURN  STOCK SALES   OBJECTIVES
- -----------------            -------------   ---------   ----------------   -------------   -----   -----------   ----------
Bruce P. Bickner...........        33%           75%            --                --          --         --           25%(1)
Richard O. Ryan............        30%           75%            --                --          --         --           25%(2)
Thomas B. Rice.............        29%           --             56%               19%         --         --           25%(3)
Byron D. Ford..............        23%           --             72%               10%         --         --           18%(4)
Roy L. Poage...............        27%           --             --                --          35%        65%          --

- ---------------
(1) Includes objectives concerning seed market share, marketing plan development and business structure for the seed division.

(2) Includes objectives concerning seed market share, marketing plan development and return on assets for swine and poultry operations.

(3) Includes objectives concerning new seed product releases, seed marketing plan development and the protection of seed technology.

(4) Includes objectives concerning seed marketing plan development, seed market share and seed operating income.

     The Committee, in its capacity as the DEKALB Genetics Corporation Long-Term Incentive Plan Administrative Committee, periodically grants key employees, including the named officers, awards under the Company's 1991 Long-Term Incentive Plan ("LTIP"). The LTIP provides the flexibility to grant longer term incentives in a variety of forms including stock options, stock appreciation rights, restricted stock and performance unit grants. The Committee currently views stock options and performance unit grants (the only LTIP awards currently outstanding) as the best LTIP vehicles to ally the interests of management and shareholders. In awarding stock options and performance units, the Committee reviews and approves individual recommendations made by the Chief Executive Officer and the President. The Committee in turn determines the awards for the CEO and the President.

     Factors used in determining individual award size are competitive practice (awards needed to attract and retain management talent), rank within the Company (internal equity), responsibility for asset management (size of job) and ability to affect profitability. In each individual case, previous option and performance unit grants are considered in determining the size of new awards.

     The Committee, as it deems appropriate, seeks outside professional counsel on the value, size, term and criteria of awards. Hewitt was last retained in this capacity in fiscal 1992.

     The foregoing Compensation Committee Report has been furnished by:

          Paul F. Cornelsen, Chairman
          Tod R. Hamachek
          Charles C. Roberts
          H. Blair White

                   COMPARISON OF CUMULATIVE FIVE-YEAR RETURNS

      MEASUREMENT PERIOD            DEKALB        PEER GROUP
    (FISCAL YEAR COVERED)          GENETICS        INDEX (2)      NASDAQ (1)
1988                                       100             100             100
1989                                     163.8           118.4           103.3
1990                                     182.3           103.3           104.5
1991                                     189.4           131.4           118.8
1992                                     163.9           125.2           121.9
1993                                     146.1           143.1           156.9

(1) The Company is not part of the S&P 500 index and is traded on the NASDAQ. Therefore, the NASDAQ Stock Index has been selected as the Broad-Based Index.

(2) There are no published industry or line of business indices that parallel the Company's primary business endeavors, nor is there a group of publicly-traded companies in the same business lines. Therefore, an index of all NASDAQ traded companies with a market capitalization of $100 to $200 million (excluding financial institutions) has been selected as the Peer Group Index. The index is weighted for relative market capitalization.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Charles C. Roberts was a member of the Compensation Committee of the Board of Directors during fiscal 1992 and is an officer of the Company (Chairman of the Executive Committee). The only compensation received in such capacities was compensation normally paid to members of the Board of Directors. Prior to his retirement in 1988, he held several officer positions with the Company.

                  CERTAIN OTHER TRANSACTIONS AND OTHER MATTERS

     Thomas H. Roberts, Jr. was a director of the Company until January 20, 1993. Thomas H. Roberts, Jr. is the brother-in-law of Charles C. Roberts and the uncle of Douglas C. Roberts, Virginia Roberts Holt and John T. Roberts.

     The Company leased approximately 228 acres of farm land in DeKalb County, Illinois, including certain improvements thereon, from the Thomas H. Roberts, Jr. family ("Roberts") during fiscal 1993. The aggregate rentals paid by the Company for fiscal 1993 under the lease for such land and improvements were $16,184 for the September 1, 1992 through February 28, 1993 portion of the lease term, which included an average of approximately $135 per acre for the 213 tillable acres and $3,600 for improvements. Since Roberts and the Company failed to renew the lease, Roberts was obligated to and did purchase at book value ($45,543) certain improvements. In addition, the Company paid Roberts $8,200 for the use of equipment and approximately four acres of land, including the improvements thereon, in Ogle County, Illinois.

     DEKALB Swine Breeders, Inc., a subsidiary of the Company, paid Roberts $14,500 for the use of approximately 12 acres of land, including the improvements thereon, in Ogle County, Illinois.

     During fiscal 1992, the Company entered into seed grower agreements with Roberts relating to farm land for which the Company did not have a lease. The terms, conditions and prices contained in such agreements were the same as those contained in seed grower agreements typically entered into between the Company and other farmers who grow seed for the Company. In accordance with the contract terms, the amount of the grower payments paid to Roberts during fiscal 1993 was $205,209 for the 1992 growing season.

     In the opinion of the Company, the terms of all the leases and seed grower agreements with Roberts were no less favorable to the Company and DEKALB Swine Breeders, Inc. than those which could have been obtained from persons not related to the Company or DEKALB Swine Breeders, Inc.

     Thomas R. Rauman purchased a residential lot from the Company in March 1993 for $85,500. From this sale, the Company obtained a return on property for which the Company has no other use. Since the sale price was established based upon an independent appraisal obtained by the Company, management believes that the terms of the sale were no less favorable to the Company than those which could have been obtained from a person not related to the Company. In March 1993 Mr. Rauman also received an interest free housing bridge loan for $88,700 pursuant to the Company's relocation policy. In July 1993 the loan was paid in full.

     H. Blair White, a director of the Company, is a partner in the law firm of Sidley & Austin. Sidley & Austin provided legal services to the Company during the past year.

                                    AUDITORS

     Coopers & Lybrand has been selected by the directors as auditors for the Company and its subsidiaries for the fiscal year ending August 31, 1994. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will be provided an opportunity to make comments with respect to the Company's financial statements and to respond to appropriate inquiries from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                      FOR THE JANUARY 1995 ANNUAL MEETING

     Stockholder proposals to be included in the proxy soliciting materials for the Annual Meeting of Stockholders of the Company following the completion of fiscal 1994 must be received by the Company no later than August 14, 1994.

     In addition, the Company's By-Laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director or the submission of a proposal (other than nominations and proposals submitted at the direction of the Board) at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable By-Law provision may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          John H. Witmer, Jr., Secretary

DeKalb, Illinois
December 13, 1993

                          DEKALB GENETICS CORPORATION

                    PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 18, 1994
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 13, 1993. Bruce P. Bickner and H. Blair White, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Stockholders of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), to be held at the DeKalb County Farm Bureau, 315 N. Sixth Street, DeKalb, Illinois 60115, on January 18, 1994 at 8:30 A.M., Central Standard Time, or any adjournment or adjournments of such meeting, and to represent and vote all shares of Class A Common Stock of the Company which the undersigned is entitled to vote:

          (1) FOR / / election of the three (3) nominees for director named in the accompanying Proxy Statement, namely:
              Paul F. Cornelsen, Charles C. Roberts and Richard O. Ryan and for the terms described in the Proxy Statement.

              INSTRUCTION: To withhold authority to vote for individual nominees, write each such nominee's name below.

              -------------------------------------------------------------

              WITHHOLD / / authority to vote for all of the aforementioned nominees as director.

          (2) In their discretion upon any other business that may properly come before the meeting or any adjournment thereof.

                              (Continued on reverse side)


                              (Continued from other side)
         This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ON THE OTHER SIDE HEREOF AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED FOR PROPOSAL (1).
     PLEASE MARK, SIGN, DATE AND RETURN
     THIS PROXY CARD PROMPTLY USING THE
     ENCLOSED ENVELOPE.
                                               Date:
                                               / / I expect to attend this
                                               meeting.
                                               / / I do not expect to
                                               attend this meeting.

                                               Please sign exactly as your
                                               stock is registered. Joint
                                               owners should each sign
                                               personally. Executors,
                                               administrators, trustees,
                                               etc. should so indicate when
                                               signing.

                 INSTRUCTIONS TO HARRIS TRUST AND SAVINGS BANK
                  FOR VOTING OF PARTICIPANT'S INTEREST IN THE

            DEKALB GENETICS CORPORATION SAVINGS AND INVESTMENT PLAN

       The undersigned, as a participant in the Company Common Stock Fund of the DEKALB Genetics Corporation Savings and Investment Plan, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 13, 1993. Furthermore, the undersigned hereby instructs the Harris Trust and Savings Bank, as Trustee, (a) to appoint Bruce P. Bickner and H. Blair White, each with full power of substitution, and acting alone, as proxies of the undersigned; (b) to authorize such proxies to attend the Annual Meeting of Stockholders of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), to be held at the DeKalb County Farm Bureau, 315 N. Sixth Street, DeKalb, Illinois 60115, on January 18, 1994 at 8:30 A.M., Central Standard Time, or any adjournment or adjournments of such meeting; and (c) to instruct such proxies to represent and vote all shares of Class A Common Stock of the Company which the undersigned is entitled to vote:

          1. FOR / / election of the three (3) nominees for director named in the accompanying Proxy Statement, namely:
             Paul F. Cornelsen, Charles C. Roberts and Richard O. Ryan and for the terms described in the Proxy Statement.

             INSTRUCTION: To withhold authority to vote for individual nominees, write each such nominee's name below.

             ----------------------------------------------------------
             WITHHOLD / / authority to vote for all of the aforementioned nominees as director.

          2. In their discretion upon any other business that may properly come before the meeting or any adjournment thereof.

                          (Continued on reverse side)

                          (Continued from other side)

          These instructions are revocable. The undersigned hereby revokes any instructions to vote or act with respect to such interest in the Plan heretofore given by the undersigned.

          PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF THIS CARD IS NOT COMPLETED AND RETURNED TO THE TRUSTEE ON OR BEFORE JANUARY 14, 1994, THE SHARES REPRESENTING YOUR INTEREST IN THE PLAN WILL NOT BE VOTED.
                                             Date:

                                             / / I expect to attend this
                                             meeting.

                                             / / I do not expect to attend
                                             this meeting.

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                                                       Signature